UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 27, 2018

UA GRANITE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Nevada	333-189414	80-0899451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31C Principal Torre Alta, San Felipe, Puerto Plata, Dominican Republic EH009E3	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (809) 223-2353

Former Name or Former Address, if Changed Since Last Report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

Pursuant to the terms of the Binding Letter of Intent (the "LOI") dated March 7, 2018, by and between UA Granite Corporation, a Nevada corporation (the "Company"), and Vortex Network, LLC, an Iowa limited liability company ("Vortex"), as described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 13, 2018, the Company agreed to conduct a private placement offering of up to a maximum of $2,500,000 in Units of the Company's securities (the "Offering").  Each "Unit" offered and sold in the Offering consists of (i) one share of the Company's common stock (each a "Share" and collectively, the "Shares") and (ii) warrants (each a "Warrant" and collectively, the "Warrants") to purchase one share of the Company's common stock (each a "Warrant Share" and collectively, the "Warrant Shares"), exercisable over a period of twelve (12) months.  The Warrants are being issued in two series – the Series A Warrants, which are exercisable at a price of $1.25 per Warrant Share (subject to adjustment), and the Series B Warrants, which are exercisable at a price of $1.50 per Warrant Share (subject to adjustment).  The exercise prices under the Warrants are subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations and the like.  The exercise prices under the Warrants are also subject to adjustment if the Company sells or issues any common stock of the Company, or any options to purchase common stock of the Company, at an effective per share price that is less than the exercise price then in effect under the Warrants.  The Shares, Warrants and Warrant Shares are being sold and issued pursuant to the terms of a Securities Purchase Agreement (the "Securities Purchase Agreement") among the Company and the purchasers thereunder (each a "Purchaser" and collectively, the "Purchasers").

On or about March 27, 2018, the Company sold and issued $750,000 in Units of Shares and Series A Warrants to three Purchasers pursuant to Securities Purchase Agreements, and entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Purchasers.  Pursuant to the terms of the Registration Rights Agreement, the Company is required to register the Shares and Warrant Shares issuable upon exercise of the Warrants with the SEC in an initial registration statement to be filed on or before the 90th day following the closing of the share exchange transaction contemplated by the LOI.  The Company is required to use its best efforts to cause any registration statement filed pursuant to the terms of the Registration Rights Agreement to be declared effective by the SEC as promptly as possible after the filing thereof, but in no event later than 120 to 150 days following the filing date.  Pursuant to the terms of the Registration Rights Agreement, the Company and the Purchasers agree, among other things, to indemnify each other for losses that may arise based on untrue statements which may be included in any registration statement filed thereunder and certain other fees and expenses that the parties may incur in connection therewith.  The Company is required to pay all expenses related to the filing of any registration statement and the performance of its obligations pursuant to the Registration Rights Agreement.

The proceeds of the Offering are being used in part to satisfy the Company's obligation to make certain advances to Vortex under the LOI, and in part for purposes of financing the Company's and Vortex's ongoing business and operations.

The foregoing descriptions of the Securities Purchase Agreement, Series A Warrant, Series B Warrant and Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the forms of such agreements and instruments filed as Exhibits 10.1, 10.2, 10.3 and 10.4 attached hereto and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Shares, Warrants and Warrant Shares sold and issued in connection with the Offering is hereby incorporated by reference in this Item 3.02.  On or about March 27, 2018, the Company sold and issued $750,000 in Units of Shares and Series A Warrants under the Offering to three foreign accredited investors.  Such Shares and Warrants were sold in reliance upon exemptions from registration for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of Securities Purchase Agreement.
10.2	Form of Series A Warrant.
10.3	Form of Series B Warrant.
10.4	Form of Registration Rights Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UA GRANITE CORPORATION,
A Nevada Corporation

Date: April 2, 2018	By:	/s/ Angel Luis Reynoso Vasquez
Angel Luis Reynoso Vasquez
President

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